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                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549


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                                      FORM 8-K

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                                   CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



                                    JUNE 9, 1998
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                  Date of Report (Date of earliest event reported)


                          Commission file number: 0-26394




                         ACCENT SOFTWARE INTERNATIONAL LTD.
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               (Exact Name of Registrant as specified in its Charter)



             ISRAEL                                     N/A
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  (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
   Incorporation or Organization)



                  28 PIERRE KOENIG STREET, JERUSALEM 91530 ISRAEL
                                 011-972-2-679-3723
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      (Address, Including Zip Code, and Telephone Number, Including Area Code
                   of Registrant's Principal Executive Offices.)


                                        N/A
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     (Former Name, Former Address and Former Fiscal Year, if Changed Since Last
      Report)






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          This Form 8-K for Accent Software International Ltd., and its
subsidiaries ("Accent" or "the Company") contains historical information and forward-looking statements. Statements looking forward in time are included in this Form 8-K pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks and uncertainties including, but not limited to, the timely availability of new products, market acceptance of the Company's existing products and products under development, the impact of competing products and pricing, the availability of sufficient resources including short- and long-term financing to carry out the Company's product development and marketing plans, and quarterly fluctuations in operating results. The Company's actual results in future periods may be materially different from any future performance suggested herein. Further, the Company operates in an industry sector where securities' values may be volatile and may be influenced by economic and other factors beyond the Company's control. In the context of the forward-looking information provided in this Form 8-K, please refer to the Company's most recent Form 10-K and the Company's other filings with the Securities and Exchange Commission.

ITEM 5.        OTHER EVENTS

          On June 9, 1998, Accent Software International Ltd., and Lernout and Hauspie Speech Products N.V., ("L&H") a Belgium corporation, completed a transaction whereby L&H purchased 4,000 shares of Accent Series C Preferred Shares with a face value of $1,000 each for an aggregate purchase price of $4,000,000. After expenses, the Company will receive approximately $3,750,000 in cash and the Company's equity and net tangible assets will increase by the same amount.

          The Series C Preferred Shares are convertible into Ordinary Shares of the company, at the option of the holder thereof, at any time after the date of issuance of such shares. The number of Ordinary Shares to be issued upon conversion of one Series C Preferred Share shall be obtained by dividing the principal amount ($1,000) of any such Preferred Share by $0.45, which represents a 10% premium over the average closing price of the Company's Ordinary Shares on the Nasdaq SmallCap Market for the ten day period prior to execution of the agreement. If all the Series C Preferred Shares were to be converted, the Company would issue 8,888,889 new Ordinary Shares, which would equal 24.5% of the total number of Ordinary Shares issued and outstanding following such conversion.

          L&H also received warrants to purchase 4,444,444 Ordinary Shares of the Company at an exercise price of $0.55 per share. The warrants must be issued by the Company within three months of the date of the agreement and have a term of five years from their date of issuance. The exercise price of the warrants may be adjusted in the event that the Company's Ordinary Shares are delisted from the Nasdaq SmallCap Market.

          Terms of the agreement with the holders of the Series C Preferred Shares provide that the holders will be provided copies of the Company's business plan and other internal financial reports. The holders of the Series C Preferred Shares may vote on all issues properly before the shareholders of the Company as if all of the Preferred Shares had been converted into the Company's Ordinary Shares and, voting as a separate class, are also entitled to elect one director to the Company's Board of Directors. L&H has indicated to the Company that they will in fact exercise their right to elect a director. The holders of the Series C Preferred Shares have indicated to the Company that they do not intend to liquidate their position in the Company in the near term.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ACCENT SOFTWARE INTERNATIONAL LTD.
                                        (REGISTRANT)




Date:  June 17, 1998                    by: /S/ Robert J. Behr
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                                            Robert J. Behr
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                             Officer)


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